SMSC ANNOUNCES APPOINTMENT OF DAVID S. SMITH AS CFO

Hauppauge, NY - September 19, 2005 - SMSC (Nasdaq: SMSC) today announced that David S. Smith has joined SMSC as Senior Vice President and will also become Chief Financial Officer (CFO) effective October 12, 2005, upon completion of the 10-Q filing process for SMSC's second quarter of fiscal 2006. As planned, current CFO Andrew M. Caggia is retiring. After a period of part-time employment to insure a smooth transition, it is expected that Mr. Caggia will continue as a member of SMSC's Board of Directors.

Mr. Smith's responsibilities as Senior Vice President and CFO at SMSC will include all financial and information systems functions, including accounting, strategic planning, forecasting, investor relations, risk management and treasury.

Mr. Smith held the CFO position with the multi-billion dollar, multinational publicly listed companies Dover Corporation and Crane Co. Most recently, he has advised small and mid-sized companies on financial management issues. Mr. Smith received his Master's Degree in Business Administration from Wharton School, University of Pennsylvania and his Bachelor of Arts degree from Columbia College, Columbia University.

"I am pleased David Smith has joined SMSC and will be the Company's Chief Financial Officer," said Steven J. Bilodeau, Chairman and Chief Executive Officer. "David brings business acumen, financial management experience in large international companies and strategic leadership that enhance our management team as we continue to grow our global business and build our market profile."

As part of his agreement to join SMSC, inducement stock option grants covering an aggregate of 150,000 shares, all having exercise prices equal to the closing price per share of SMSC common stock on the grant date of September 16, 2005, have been granted to Mr. Smith. This notice is being made in accordance with Nasdaq Marketplace Rule 4350.

About SMSC:

Many of the world's most successful global technology companies rely upon SMSC as a go-to resource for semiconductor system solutions that span analog, digital and mixed-signal technologies. Leveraging substantial intellectual property, integration expertise and a comprehensive global infrastructure, SMSC solves design challenges and delivers performance, space, cost and time-to-market advantages to its customers. SMSC's application focus targets key vertical markets including mobile and desktop PCs, servers, consumer electronics, automotive infotainment and industrial applications. The Company has developed leadership positions in its select markets by providing application specific solutions such as mixed-signal PC system controllers, non-PCI Ethernet, ARCNET, MOST, Hi-Speed USB and other high-speed serial communications.

SMSC is headquartered in Hauppauge, New York with operations in North America, Taiwan, Japan, Korea, China and Europe. Engineering design centers are located in Arizona, New York, Texas and Karlsruhe, Germany. Additional information is available at www.smsc.com.

Forward Looking Statements:

Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These include the timely development and market acceptance of new products; the impact of competitive products and pricing; the effect of changing economic conditions in domestic and international markets; changes in customer order patterns, including loss of key customers or distributors, order cancellations or reduced bookings; and excess or obsolete inventory and variations in inventory valuation, among others. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures.

SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand. In addition, sales of many of the Company's products depend largely on sales of personal computers and peripheral devices, as well as general industry and market conditions. Reductions in the rate of growth of the PC, consumer electronics, embedded or automotive markets could adversely affect its operating results. SMSC conducts business outside the United States and is subject to tariff and import regulations and currency fluctuations, which may have an effect on its business. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such information is subject to change, and the Company may not necessarily inform, or be required to inform, investors of such changes. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company's reports filed with the SEC. Investors are advised to read the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled "Other Factors That May Affect Future Operating Results" for a more complete discussion of these and other risks and uncertainties.

SMSC is a registered trademark of Standard Microsystems Corporation. Product names and company names are trademarks of their respective holders.

Contact:
Carolynne Borders
Director of Corporate Communications
SMSC
Phone: 631-435-6626
Fax: 631-273-5550
carolynne.borders@smsc.com